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Exhibit 99.4

EXTRA SPACE STORAGE INC.	VOTE BY INTERNET
ATTENTION: INVESTOR RELATIONS	Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
2795 EAST COTTONWOD PARKWAY
SUITE 300 SALT LAKE CITY, UT 84121

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on July 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/EXR2023SM

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on July 17, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Do not return your Proxy Voting Instruction Form if you are authorizing your proxy by telephone or internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V18794-TBD                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXTRA SPACE STORAGE INC.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1.  To approve the issuance of shares of common stock Extra Space Storage Inc. (“Extra Space”) in connection with the merger of Eros Merger Sub, LLC, a newly created wholly owned subsidiary of Extra Space, with and into Life Storage, Inc. (“Life Storage”) with Life Storage continuing as the surviving entity, pursuant to which each outstanding share of Life Storage common stock will be converted into the right to receive 0.895 of a newly issued share of Extra Space common stock, in each case, pursuant to, and on the terms and conditions set forth in, the Agreement and Plan of Merger, dated as of April 2, 2023, as amended on May 18, 2023 and as it may be further amended from time to time, by and among Extra Space, Life Storage and the other parties thereto (the “Extra Space common stock issuance proposal”).

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2.  To approve one or more adjournments of the Extra Space special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the Extra Space common stock issuance proposal.

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NOTE: To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any other adjournments or postponements thereof in the discretion of the proxy holder.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Stockholders and Proxy Statement is available at www.proxyvote.com.

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V18795-TBD

EXTRA SPACE STORAGE INC.

Special Meeting of Stockholders

July 18, 2023 9:00 AM MDT

This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Joseph D. Margolis and Gwyn G. McNeal, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EXTRA SPACE STORAGE INC. that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/EXR2023SM at 9:00 AM, MDT on July 18, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side